Amended No. 2 As filed with the Securities and Exchange Commission on September 14, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW AFRICA PETROLEUM CORP

Delaware	1311	84-4954365
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ONE GATEWAY CENTER, 26TH FL

NEWARK, NEW JERSEY 07102

(973) 277 4239

(Executive Offices)

FRANKLIN OGELE

Chairman/CEO

ONE GATEWAY CENTER, 26TH FL

NEWARK, NEW JERSEY 07102

Telephone (973) 277 4239

Electronic Fax (862) 772 3985

(Agent for Service)

Copies to:

FRANKLIN OGELE, ESQ.

FRANKLIN OGELE, P.A.

ONE GATEWAY CENTER, SUITE 2600

NEWARK, NEW JERSEY 07102

(973) 277-4239

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer X	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount fee(1)
Common Stock	2,000,000	$7.00	$14,000,000	$1,817.20

(1)This is an initial offering and no current trading market exists for our common stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED

NEW AFRICA PETROLEUM CORP

2,000,000 SHARES OF COMMON STOCK

$7.00 PER SHARE

    NO MINIMUM

This offering relates to the offer and sale of up to $14,000,000 (the “Offering”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of New Africa Petroleum Corp, a Delaware corporation (the “Company,” “we,” “us,” or “our”), for $7.00 per share. In this Offering, the Company is offering up to 2,000,000 Common Stock.  The Company will receive any of the proceeds from the sale of shares herein.

This Offering is being conducted on a "best efforts" basis by our officers, directors and employees, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"). As of the date of this Registration Statement, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. We estimate the commission to broker-dealers will be about 10% of the gross offering. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. In offering Shares on our behalf, our executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $12,550,000 which we arrive by subtracting $1,400,000 in broker-dealer commissions, and $50,000 in offering expenses from $14,000,000 in gross offering amount. The $1,400,000 amount is our estimate or projection of the commission we would pay a broker-dealer FINRA member firm for distributing our offering if we engage one. Although we have not engaged nor entered into any selling agreement with any broker dealer and intend to sell the offering pursuant to  Rule 3a4-1 under the Securities Exchange Act of 1934, we may retain a broker-dealer post the effective date of this offering and will file a post-effective date amendment to this Registration Statement. In the event, we sell all the offering on our own, we will allocate the $1,400,000.00 for acquisition of additional oil and gas property.

However, since the Offering is being conducted on a "best efforts" basis, there is no minimum number of Shares that must be sold. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Registration Statement and future filings after this Offering.

There shall be no minimum amount invested before the Company shall have access to the proceeds. The Offering will terminate upon the earlier of (i) such time as all of the shares of Common Stock have been sold pursuant to this Registration Statement or (ii) 365 days from the effective date of this Registration Statement, unless extended by the Company’s directors, in their sole discretion, for an additional 90 days (iii)We may however, at any time and for any reason, terminate the Offering without notice to or consent from any purchaser of shares of Common Stock in the Offering.

The proceeds from the sale of the shares of Common Stock will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed pursuant to this Registration Statement. All proceeds from the sale of the shares of Common Stock are non-refundable, except as may be required by applicable laws. The Company will receive the proceeds from the sale of shares offered herein; all expenses incurred in this Offering are being paid for by the Company.

There has been no public trading market for the Common Stock.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCBB operated by the Financial Industry Regulatory Authority ("FINRA"). There is no assurance that the shares of Common Stock will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply with the Financial Industry Regulatory Authority ("FINRA") to make a market in our Common Stock.  As of the date of this Registration Statement, we have not engaged in preliminary discussions with a FINRA market maker regarding participation in a future trading market for our securities; however, no filing with FINRA has been made.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGE 9 BEFORE BUYING ANY SHARES OF NEW AFRICA PETROLEUM CORP’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Underwriting

Underwriting

Price Discounts andOfferingProceeds

# of Shares to Public Commission (1) Expenses to Issuer

One Share1$7.00$0.70$0.01$6.29

All Shares2,000,000 $14,000,000 $1,400,000 $50,000 $12,550,000

(1) We estimate 10% commission for underwriters and broker-dealers.

(2) We estimate the Offering Expenses consisting of legal and accounting fees to be $50,000.

Subject to Completion, Dated September 14, 2020

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS6

GENERAL INFORMATION ABOUT OUR COMPANY6

THE OFFERING7

RISK FACTORS9

FORWARD LOOKING STATEMENTS20

USE OF PROCCEDS21

DETERMINATION OF OFFERING PRICE22

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES22

MANAGEMENT’S DUSCUSSION AND ANALYSIS24

PLAN OF OPERATIONS26

RESULTS OF OPERATIONS27

OFF-BALANCE SHEET ARRANGMENTS27

LIQUIDITY AND CAPITAL RESOURCES28

ESTIMATED EXPENSES FOR THE NEXT 12 MONTHS28

DESCRIPTION OF BUSINESS29

REVENUE29

COMPETITIVE STRENGHTS29

MARKETING AND PRICING29

REGULATORY ENVIRONMENT31

LEGAL PROCEEDINGS39

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS39

TERM OF OFFICE40

DIRECTOR INDEPENDENCE41

COMMITTEES OF THE BOARD OF DIRECTORS41

EXECUTIVE COMPENSATION 41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT42

PLAN OF DISTRIBUTION43

PENNY STOCK REGULATIONS 44

PROCEDURES FOR SUBSCRIBING44

RIGHT TO REJECT SUBSCRIPTIONS44

DESCRIPTION OF SECURITIES44

INTERESTS OF NAMED EXPERTS AND COUNSEL46

EXPERTS46

LEGAL MATTERS46

AVAILABLE INFORMATION46

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE46

FINANCIAL STATEMENTS47

NEW AFRICA PETROLEUM, CORP

ONE GATEWAY CENTER, 26TH FL

NEWARK, NEW JERSEY 07102

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and are to New Africa Petroleum, Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

New Africa Petroleum, Corp. was incorporated in the State of Delaware on March 2, 2020. We plan to engage in the drilling, acquisition, reworking, deepening  and completion of oil and natural gas properties in the United States. We may also enter into operating agreements with parties for execution of projects. Our primary focus is in the Mississippi and West and South Texas areas. We intend to interview investment partners to capitalize on current opportunities and provide equipment and manpower to drill, workover and revitalize wells at reasonably cost efficient manner.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). The Offering is being conducted on a "best efforts" basis and there is no minimum number of Shares that must be sold. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

There is no assurance that we will generate additional revenue in the first 12 months after completion of our offering or ever generate more revenue.

We are development stage company and have a very limited operating history. Except as disclosed per Exhibit 10.1 to this Registration Statement, we do not currently have any arrangements for additional financing. Our principal executive offices are located at One Gateway Center, 26th Fl., Newark, New Jersey 07102. Our phone no is 973 277 4239.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception on March 2, 2020 through June 30, 2020 reports $3,824.00 cash and a net loss of $3,206.00. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our company’s ability to continue as a going concern.

This Offering is being conducted on a "best efforts" basis by our officers, directors and employees, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"), or through other independent referral sources. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. In offering Shares on our behalf, our executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The IssuerNEW AFRICA PETROLEUM, CORP.

Securities Being Offered2,000,000 shares of Common Stock

Price per share$7.00

Duration of the OfferingThe offering will terminate upon the earlier of (i) such time as all shares of common stock have been sold pursuant to this Registration Statement or (ii) 365 days from the effective date of this Registration Statement, unless extended by the Company’s directors, in their sole discretion, for an additional 90 days (iii) We may however, at any time, and for any reason, terminate the Offering without notice to or consent from any purchaser of the shares of common Stock in the Offering

Gross Proceeds$14,000,000

Securities Authorized,

Issued and Outstanding100,000,000 Common Stock authorized of which 7,030,000 is issued and outstanding held by our director. See “Securities  Ownership of Certain Beneficial Owners and Management” If we are successful in selling all the 2,000,0000 shares in this offering, we will have 9,030,000 shares issued and outstanding

SubscriptionsAll subscriptions once accepted by us are irrevocable; we reserve the right to reject subscription

Registration CostsWe estimate our total offering registration cost to be approximately $50,000.

Risk FactorsSee “Risk Factors” and other information in this prospectus for discussion of the risk factors you should consider before deciding to invest in shares of our common stock.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total expenses are composed of incorporation, accounting and banking costs.

As of June 30, 2020

Balance Sheet

Total Assets$3,824.00

Total Liabilities$     0.0

Stockholders’ Equity$3,824.00

As of June 30, 2020

Income Statement

Revenue$0.00

Total Expenses$3,206.00

Net Loss$3,206.00

RISK FACTORS

Ownership of the common stock involves certain risks. You should carefully consider the risks and uncertainties described in evaluating an investment in the common stock.

Risks Related to the Company and the Industry

We have a limited operating history and may not be successful in developing profitable business operations.

We have a limited operating history having been incorporated only in January 2020.  Our business operations must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries.  As of the date of this prospectus, we have no revenues and have limited assets.  We have an insufficient history at this time on which to base an assumption that our business operations will prove to be successful in the long-term.  Our future operating results will depend on many factors, including:

●	our ability to raise adequate working capital;
●	the success of our development and exploration;
●	the demand for natural gas and oil;
●	the volatility of oil and natural gas prices;
●	the level of our competition;
●	our ability to attract and maintain key management and employees; and
●

our ability to efficiently explore, develop, produce or acquire sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations in the future, we must, alone or with others, successfully manage the factors stated above, as well as continue to develop ways to enhance our production efforts.  Despite our best efforts, we may not be successful in our efforts to identify, acquire, rework and horizontally drill wells or obtain required regulatory approvals.  There is a possibility that some, or all, of the wells in which we obtain interests may never produce oil or natural gas.

We have limited capital and will need to raise additional capital in the future.

We do not currently have capital to fund both our continuing operations and our planned growth.  We will require additional capital to continue to grow our business via acquisitions and reworking wells for our horizontal drilling programs. We may be unable to obtain additional capital when required.  Future acquisitions and future development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our limited operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us, if any) and the departure of key employees.  Further, if oil or natural gas prices on the commodities markets decline, our future revenues, if any, will likely decrease and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders.  Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, which may adversely impact our financial condition.

Our auditor indicated that certain factors raise substantial doubt about our ability to continue as a going concern.

We are a startup and our ability to survive as a going concern is not assured. As of June 30, 2020 we have only $3,824.00 cash and a net loss of $3,206.00. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations for our normal business operations when they come due. Management's plan to address our ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtaining loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We expect to primarily participate in wells operated by third-parties. As a result, we will not control the timing of the development, exploitation, production and exploration activities relating to leasehold interests we acquire.  We do, however, have certain rights as granted in our Joint Operating Agreements that allow us a certain degree of freedom such as, but not limited to, the ability to propose the drilling of wells.    If our drilling partners are not successful in such activities relating to our leasehold interests, or are unable or unwilling to perform, our financial condition and results of operation could have an adverse material effect.

 Further, financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person.  We could be held liable for the joint activity obligations of the operator or other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners.  In the event the operator or other working interest owners do not pay their share of such costs, we would likely have to pay those costs.  In such situations, if we were unable to pay those costs, there could be a material adverse effect to our financial position.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire oil and gas interests, to build our reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.  These realities are subject to change and our inability to maintain close working relationships with industry participants or continue to acquire suitable property may impair our ability to execute our business plan.

To continue to develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

The price of oil and natural gas has historically been volatile.  If it were to decrease substantially, our projections, budgets and revenues would be adversely affected, potentially forcing us to make changes in our operations.

Our future financial condition, results of operations and the carrying value of any oil and natural gas interests we acquire will depend primarily upon the prices paid for oil and natural gas production. Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flows from operations are highly dependent on the prices that we receive for oil and natural gas. This price volatility also affects the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

·	the level of consumer demand for oil and natural gas;
·	the domestic and foreign supply of oil and natural gas;

·	the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls;
·	the price of foreign oil and natural gas;

·	domestic governmental regulations and taxes;
·	the price and availability of alternative fuel sources;

·	weather conditions;
·	market uncertainty due to political conditions in oil and natural gas producing regions, including the Middle East; and worldwide economic conditions.

·

These factors as well as the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices affect our revenues and could reduce the amount of oil and natural gas that we can produce economically.  Accordingly, such declines could have a material adverse effect on our financial condition, results of operations, oil and natural gas reserves and the carrying values of our oil and natural gas properties. If the oil and natural gas industry experiences significant price declines, we may be unable to make planned expenditures, among other things. If this were to happen, we may be forced to abandon or curtail our business operations, which would cause the value of an investment in us to decline in value or become worthless.

 If oil or natural gas prices remain depressed or drilling efforts are unsuccessful, we may be required to record additional write downs of our oil and natural gas properties.

If oil or natural gas prices remain depressed or drilling efforts are unsuccessful, we could be required to write down the carrying value of certain of our oil and natural gas properties. Write downs may occur when oil and natural gas prices are low, or if we have downward adjustments to our estimated proved reserves, increases in our estimates of operating or development costs, deterioration in drilling results or mechanical problems with wells where the cost to re drill or repair is not supported by the expected economics.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves plus the cost of unproved properties not subject to amortization (without regarding to estimates of fair value), or estimated fair value, if lower, of unproved properties that are subject to amortization. Should capitalized costs exceed this ceiling, an impairment would be recognized.

Because of the inherent dangers involved in oil and gas operations, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us. In recent years, there has also been increased scrutiny on the environmental risk associated with hydraulic fracturing, such as underground migration and surface spillage or mishandling of fracturing fluids including chemical additives. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. We currently have no insurance to cover such losses and liabilities, and even if insurance is obtained, there can be no assurance that it will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

The market for oil and gas is intensely competitive, and competition pressures could force us to abandon or curtail our business plan.

The market for oil and gas exploration services is highly competitive, and we only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are currently competing with us for oil and gas opportunities.  Other oil and gas companies may seek to acquire oil and gas leases and properties that we have targeted.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage.  Actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  Additionally, there are numerous companies focusing their resources on creating fuels and/or materials which serve the same purpose as oil and gas but are manufactured from renewable resources.

As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause any investment in us to become worthless.

We may not be able to successfully manage our growth, which could lead to our inability to implement our business plan.

Our growth may place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have two executive officers. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various additional employees, businesses and other third parties. These requirements will be exacerbated in the event of our further growth or in the event that the number of our drilling and/or extraction operations increases. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

Our operations are heavily dependent on current environmental regulation, changes in which we cannot predict.

Oil and natural gas activities that we will engage in, including production, processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials (if any), are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could force us to expend additional operating costs and capital expenditures to stay in compliance.

Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact our operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and (vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

Management believes that we will be in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed to not be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our financial condition. If this were to happen, any investment in us could be lost.

Government regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Vast quantities of natural gas, natural gas liquids and oil deposits exist in deep shale and other unconventional formations. It is customary in our industry to recover these resources through the use of hydraulic fracturing, combined with horizontal drilling. Hydraulic fracturing is the process of creating or expanding cracks, or fractures, in deep underground formations using water, sand and other additives pumped under high pressure into the formation. As with the rest of the industry, our third-party operating partners use hydraulic fracturing as a means to increase the productivity of most of the wells they drill and complete. These formations are generally geologically separated and isolated from fresh ground water supplies by thousands of feet of impermeable rock layers.

Although we intend to engage third-party operators who will follow applicable legal requirements for groundwater protection in their operations that are subject to supervision by state and federal regulators, there is no guarantee that a federal or state regulator would not find fault in such third parties business practices which may result in legal exposure to us. Furthermore, we intend to engage third-party operating partners whose well construction practices are specifically designed to protect freshwater aquifers by preventing the migration of fracturing fluids into aquifers. However, things can always go awry.

Hydraulic fracturing is typically regulated by state oil and gas commissions. Some states have adopted, and other states are considering adopting, regulations that could impose more stringent permitting, public disclosure, and/or well construction requirements on hydraulic fracturing operations.  For example, Pennsylvania is currently considering proposed regulations applicable to surface use at oil and gas well sites, including new secondary containment requirements and an abandoned and orphaned well identification program that would require operators to remediate any such wells that are damaged during current hydraulic fracturing operations.  New York has placed a permit moratorium on high volume fracturing activities combined with horizontal drilling pending the results of a study regarding the safety of hydraulic fracturing. And certain communities in Colorado have also enacted bans on hydraulic fracturing.

In addition to state laws, some local municipalities have adopted or are considering adopting land use restrictions, such as city ordinances, that may restrict or prohibit the performance of well drilling in general and/or hydraulic fracturing in particular. There are also certain governmental reviews either underway or being proposed that focus on deep shale and other formation completion and production practices, including hydraulic fracturing. Depending on the outcome of these studies, federal and state legislatures and agencies may seek to further regulate such activities. Certain environmental and other groups have also suggested that additional federal, state and local laws and regulations may be needed to more closely regulate the hydraulic fracturing process.

Further, the EPA has asserted federal regulatory authority over hydraulic fracturing involving “diesel fuels” under the SWDA’s UIC Program. In February 2014, the EPA released its final guidance on the use of diesel additives in hydraulic fracturing operations. The EPA is also engaged in a study of the potential impacts of hydraulic fracturing activities on drinking water resources in these states where the EPA is the permitted authority, including Pennsylvania, with a progress report released in late 2012 and a draft report released in June 2015. It concluded that hydraulic fracturing activities have not led to widespread systematic impacts on drinking water resources in the U.S., but there are above and below ground mechanisms by which hydraulic fracturing could affect drinking water resources. In addition, in March 2015, the Bureau of Land Management (“BLM”) issued a final rule to regulate hydraulic fracturing on federal and Indian land; however, enforcement of the rule has been delayed pending a decision in a legal challenge in the U.S. District Court of Wyoming. Further, the EPA issued an Advanced Notice of Proposed Rulemaking in May 2014 seeking comments relating to the information that should be reported or disclosed for hydraulic fracturing chemical substances and mixtures and mechanisms for obtaining this information. These actions, in conjunction with other analyses by federal and state agencies to assess the impacts of hydraulic fracturing could spur further action toward federal and/or state legislation and regulation of hydraulic fracturing activities.

We cannot predict whether additional federal, state or local laws or regulations applicable to hydraulic fracturing will be enacted in the future and, if so, what actions any such laws or regulations would require or prohibit.  Restrictions on hydraulic fracturing could make it prohibitive for our third-party operating partners to conduct operations, and also reduce the amount of oil, natural gas liquids and natural gas that we are ultimately able to produce in commercial quantities from our properties.  If additional levels of regulation or permitting requirements were imposed on hydraulic fracturing operations, our business and operations could be subject to delays, increased operating and compliance costs and process prohibitions.

Climate change may also affect our operations.

Oil and gas are major climate change contributors. Investment paradigms may continue to shift making investments in the oil and gas sector unattractive. The phenomenon may depress investments in the oil and gas and gas sector including the market price/value, if any, of our stock.

Our estimates of the volume of reserves could have flaws, or such reserves could turn out not to be commercially extractable. As a result, our future revenues and projections could be incorrect.

Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. Our actual amounts of production, revenue, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves may vary substantially from the estimates.  Oil and gas reserve estimates are necessarily inexact and involve matters of subjective engineering judgment. In addition, any estimates of our future net revenues and the present value thereof are based on assumptions derived in part from historical price and cost information, which may not reflect current and future values, and/or other assumptions made by us that only represent our best estimates. If these estimates of quantities, prices and costs prove inaccurate, we may be unsuccessful in expanding our oil and gas reserves base with our acquisitions. Additionally, if declines in and instability of oil and gas prices occur, then write downs in the capitalized costs associated with any oil and gas assets we obtain may be required. Because of the nature of the estimates of our reserves and estimates in general, we can provide no assurance that reductions to our estimated proved oil and gas reserves and estimated future net revenues will not be required in the future, and/or that our estimated reserves will be present and/or commercially extractable. If our reserve estimates are incorrect, the value of our common stock could decrease, and we may be forced to write down the capitalized costs of our oil and gas properties.

 Decommissioning costs are unknown and may be substantial.  Unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves.  Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.”  We accrue a liability for decommissioning costs associated with our wells but have not established any cash reserve account for these potential costs in respect of any of our properties.  If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs.  The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

We may have difficulty distributing production, which could harm our financial condition.

In order to sell the oil and natural gas that we are able to produce, if any, the operators of the wells we obtain interests in may have to make arrangements for storage and distribution to the market.  We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate.  This situation could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities.  These factors may affect our and potential partners’ ability to explore and develop properties and to store and transport oil and natural gas production, increasing our expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities.  Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  Our inability to obtain, or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to produce revenues from our operations.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense.  While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist.  In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all.  If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.  If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.  To mitigate title problems, common industry practice is to obtain a title opinion from a qualified oil and gas attorney prior to the drilling operations of a well.

We rely on technology to conduct our business, and our technology could become ineffective or obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities.  We and our operator partners will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence.  The costs of doing so may be substantial and may be higher than the costs that we anticipate for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

The loss of key personnel would directly affect our efficiency and profitability.

Our future success will depend, in large part, on our ability to hire and retain skilled personnel in the oil and gas sector to join our management team.  Currently we do not have anyone on our team with experience in the oil and gas sector. Following the conclusion of the Offering, we intend to hire Consultants, including other such personnel with background in the oil and gas sector to assist us in the execution of our plan herein. The loss of our CEO and any such personnel we would hire in the future would have a material adverse effect on our operating and financial performance, including our ability to develop and execute our long term business strategy.

Our sole officer and director control a significant percentage of our current outstanding common stock and their interests may conflict with those of our stockholders.

As of the date of this prospectus, our executive officer and director beneficially own all the issued and outstanding common stock. If we sell all the 2,000,000 shares registered herein, the total issued, and outstanding stock of the company will be 9,030,000 shares [or 78% of the voting shares] with the public controlling about 22% of the votes while our executive officer and  will control approximately 88% of our voting shares. This concentration of voting control, including the Company’s ability to issue more shares, gives our executive and director substantial influence over any matters which require a stockholder vote, including without limitation the election of directors and approval of merger and/or acquisition transactions, even if their interests may conflict with those of other stockholders. It could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of common stock. See also Security Ownership of Certain Beneficial Owners and Management”

In the future, we may incur significant increased costs as a result of operating as a public company, and our management may be required to devote substantial time to new compliance initiatives.

In the future, we may incur significant legal, accounting, and other expenses as a result of operating as a public company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, have imposed various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we will be required to perform system and process evaluation and testing on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404, will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to engage independent professional assistance. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if in the future we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Certain Factors Related to this Common Stock Offering

Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

We have broad discretion in how we use the net proceeds of this Offering and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this Offering and could use them for purposes other than those contemplated at the time of this Offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our Common Stock is a penny stock. The Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock.

Although we may ultimately engage underwriters for the Offering, for the moment, we plan to sell the shares of this Offering without an underwriter and may be unable to sell any shares.

This Offering is “self-underwritten” meaning we intend to sell it ourselves through our officers, directors and employees under Rule 3a4-1 of the Securities Exchange Act of 1934. However, we will not receive any sales commission for our sales efforts. In addition, the offering will be conducted on a “best efforts” basis meaning we would do our best to sell it. Since this is a “best efforts” endeavor, there is no guarantee that we will be able to sell any of the shares. Unless we are successful in selling all of the shares in this Offering, we may have to seek alternative financing to implement our business plan. Nevertheless, we reserve the right to offer the stocks through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"). As of the date of this Registration Statement, no selling agreements had been entered into by us with any broker-dealer firms.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

Our shares are not listed on any market or public stock exchange. There is presently no demand for our Common Stock and no public market exists for the shares being offered in this Registration Statement. We plan to contact a market maker immediately following the completion of the Offering and apply to have the shares quoted on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The Company proposes to trade under “NAP” or a variation of the “NAP” trading symbol. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Commission or applicable regulatory authority, pay an annual listing fee and may be subject to additional requirements based on the specific marketplace. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.

We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, we have not engaged in any preliminary discussions with a FINRA market maker regarding participation in a future trading market for our securities and no filing with FINRA has been made. If no market is ever developed for our Common Stock, it will be difficult for you to sell any shares you purchase in this Offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our Common Stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for Commission reporting and compliance. Without sufficient funds, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We estimate our total offering costs to be $50,000. If we experience a shortage of funds prior to funding, Franklin Ogele, our director, has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, he has no legal obligation to advance or loan funds to us. In order for us to remain in compliance with the filing requirements, including annual, quarterly and current reports, or other information with the Commission as provided by the Exchange Act, we will require funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues or raise sufficient capital to remain in compliance, we may have to curtail our business plan and it may be difficult for you to resell any shares you may purchase, if at all.

There presently no market for our common stock.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The Company proposes to trade under “NAPC” or a variation of the “NAPC” trading symbol. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between New Africa Petroleum, Corp and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 2, 2020 and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 7,030,000 shares are currently issued and outstanding to principals . If we sell the 2,000,000 shares being offered in this offering, we will have 9,030,000 shares issued and outstanding. Moreover, if the holders of the 9,030,000 shares decide to sell some of their holdings, the sale will dilute the value, if any of the shares in public hands. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock. See “Dilution”

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares sold upon the filing of a registration statement that registers such shares and/or upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon the expiration of trading limitation periods. Such volume could create a circumstance commonly referred to as a market “overhang” and in anticipation of which the market price of our common stock could fall. Additionally, we have a large number of warrants that are presently exercisable. The exercise of a large amount of these securities followed by the subsequent sale of the underlying stock in the market would likely have a negative effect on our common stock’s market price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our directors and officers have rights to indemnification.

Our Amended Certificate of incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer or employee of the company.  The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of  1934  or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. See Bylaws of New Africa Petroleum Corp.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The forum selection provisions herein does not apply to actions arising under the  Securities Act or the Exchange Act.

We do not anticipate paying any cash dividends on our common stock.

We do not anticipate paying cash dividends on our common stock for the foreseeable future.  The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition.  The payment of any dividends will be within the discretion of our Board of Directors.  We presently intend to retain all earnings, if any, to implement our business strategy; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words of phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. These forward looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. In addition to the factors set forth in this prospectus the following factors, among others, could cause actual results to differ materially from the anticipated results: oil and natural gas prices; our ability to raise or access capital; general economic or industry conditions, nationally and/or in the communities in which our company conducts business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, of the securities offered for sale by the Company, as applicable. We will utilize the net proceeds from this offering to acquire wells, production,  and lease holds, for our oil & gas operations and to acquire, restore, and manage producing properties and associated leaseholds, and for general corporate purposes, including operating expenses and working capital expenses. Additionally, the amount and timing of expenditures used generally or for any particular use may vary based on a number of factors, including the amount of cash used in or provided by our operations, among other factors. Accordingly, our management will have broad discretion in the application of these proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this Offering.

	25%, or 500,000 shares		50%, or 1,000,000 shares		75%, or 1,500,000 shares		100%, or 2,000,000 shares
If we sell:	$3,500,000		$7,000,000		$10,500,000		$14,000,000

Projected Acquisitions

Projected Acquisition Costs for Project “A” (1)	$120,000		$240,000		$360,000		$480,000
Projected Development Costs for Project “A” (2)	$600,000		$1,200,000		$1,800,000		$2,400,000

Projected Acquisition Costs for Project “B” (1)	$81,250		$162,500		$243,750		$325,000
Projected Development Costs for Project “B” (2)	$787,500		$1,575,000		$2,362,500		$3,150,000

Projected Acquisition Costs for Project “C” (1)	$362,500		$725,000		$1,087,500		$1,450,000
Projected Development Costs for Project “C” (2)	$812,500		$1,625,000		$2,437,500		$3,250,000

Working Capital/Overhead	$386,250	11%	$772,500	11%	$1,158,750	11%	$1,545,000	11%

Broker-Dealer (3) Commissions	$350,000	10%	$700,000	10%	$1,050,000	10%	$1,400,000	10%

Total:	$3,500,000	100%	$7,000,000	100%	$10,500,000		$14,000,000	100%

1) "Acquisition Expenses" are expenses to our selection and acquisition of properties. These expenses include but are not limited to travel and communications expenses, etc.

2) Development costs are expenses for our technical team of engineers and geologists for due diligence review of oil and gas properties, including review of information on the selling company and for preparation of budget; expenses associated with securing all ingress/egress permits from the Land Department and state regulatory agencies and for verification of the leases and organizing field service team consisting of dozers, workover rigs, cranes, trucks, etc. and returning the work area to environmentally friendly condition as we commence production.

(3)   The $1,400,000.00 amount is our estimate or projection of the commission we would pay a broker-dealer FINRA member firm for distributing our offering if we engage one. Although we have not engaged nor entered into any selling agreement with any broker dealer and intend to sell the offering pursuant to Rule 3a4-1 under the Securities Exchange Act of 1934, we may retain a broker-dealer post the effective date of this offering and will file a post-effective date amendment to this Registration Statement. In the event we sell all the offering on our own, we will allocate the $1,400,000.00 for acquisition of additional oil and gas property.

(4)   We have not identified any specific oil and gas properties for acquisition. The figures presented above are our projections of what we intend to pay or budget for Projects A, B and C. When we identify each such property, we intend to acquire the assets, i.e., the oil and gas property leases only, not the corporation that holds the leases or the liabilities.  We intend to focus on the Mississippi and West and South Texas areas.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2020, the net tangible book value of our shares was $3,824.00 or approximately $0.0005 per share, based upon 7,030,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after June 30, 2020.  The following table shows the per share dilution assuming that 25, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

	25%	50%	75%	100%
	$3,500,000	$7,000,000	$10,500,000	$14,000,000

Price Per Share	$7.00	$7.00	$7.00	$7.00

Shares Issued	500,000	1,000,000	1,500,000	2,000,000

Capital Raised	$3,500,000	$7,000,000	$10,500,000	$14,000,000

Offering Expenses	$50,000	$50,000	$50,000	$50,000

Underwriting Discounts/Commissions	$350,000	$700,000	$1,050,000	$1,400,000

Total Offering Expenses and
Underwriting Discounts / Commissions	$400,000	$750,000	$1,100,000	$1,450,000

Net Proceeds	$3,100,000	$6,250,000	$9,400,000	$12,550,000

Net Tangible Value - Pre-Financing	$3,824	$3,824	$3,824	$3,824

Net Tangible Value - Post Financing	$3,103,824	$6,253,824	$9,403,824	$12,553,824

Shares Issued and Outstanding - Pre Financing	7,030,000	7,030,000	7,030,000	7,030,000

Shares Issued and Outstanding - Post Financing	7,530,000	8,030,000	8,530,000	9,030,000

Net Tangible Per Share Book Value - Pre Financing	$0.0005	$0.0005	$0.0005	$0.0005

Increase Per Share
Attributable to New Investors	$0.42	$0.78	$1.11	$1.40

Net Tangible Per Share Book Value - Post Financing	$0.42	$0.78	$1.11	$1.40

Based on the book value, if we sold 25% of the Offering, your $7.00 stock will be worth $0.420; if we sell 50% of the offering, your $7.00 per share stock will be worth $0.78; if we sell 75% of the offering, your $7.00 per share stock will be worth $1.22 and if sell all 100% of the offering, your $7.00 per share stock will be worth $1.40.

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholders	$0.001	7,030,000	78%	$7,030
Investors in this Offering	$7.00	2,000,000	22%	$14,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;”

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $3,824.00 as of June 30, 2020. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Mr. Franklin Ogele, Esq. our Chairman and CEO, who has agreed to loan us money to pay for offering costs, filing fees, and professional fees. The loan amount may not exceed $50,000.00. Loan agreement is filed as Exhibit 10.1 to this Registration Statement. As of June 30, 2020, Mr. Ogele has advanced to us zero funds. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $14,000,000.00 of funding from this offering. Being a start-up company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at One Gateway Center, 26th Fl, Newark, New Jersey 07102. Our phone number is 973 277 4239.

We are a start-up company and generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We have not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000.00 of additional funding at the end of the twelve months period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $14,000,000 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding in the form debt or equity financing.

PLAN OF OPERATIONS

 Overview

We plan to operate as an independent oil and gas company focused on the acquisition, drilling and production of oil and natural gas properties and prospects within the United States. We were founded as a Delaware corporation in March 2020 by our Chairman and Chief Executive Officer, Franklin Ogele, to take advantage of what we believe to be a unique and timely opportunity within the oil and gas industry due to the severe downturn which began in 2014.

During the period from January 1, 2014 through August 31, 2016, the WTI spot price for oil has declined from a high of $107.62 per Bbl on July 23, 2014 to $26.21 per Bbl on February 11, 2016, and the Henry Hub spot price for natural gas has declined from a high of $7.92 per MMBtu on March 4, 2014 to a low of $1.49 per MMBtu on March 4, 2016.  During this period activity in the United States has focused on shale and other non-conventional reservoirs with little attention paid to conventional and legacy fields. On the global outlook, key industry players believe that demand for energy will continue to grow fueled by China’s meteoric rise as an economic power. China remains the world’s largest energy consumer, projected to account for 22% of global energy consumption through 2040.1 Others predict that China’s energy consumption will be about 20% because of the Chinese government effort to expand natural gas production and consumption.2 Market watchers, including investor, Sam Zell and others believe that energy properties are at historic lows3. We see a historic opportunity to enter the space.

Market Conditions

The oil and gas industry is cyclical and commodity prices are highly volatile. In the second half of 2014, oil prices began a rapid and significant decline as the global oil supply began to outpace demand. During 2015 and thus far in 2016, the global oil supply has continued to outpace demand, resulting in a sustained decline in realized prices for oil production. In general, this imbalance between supply and demand reflects the significant supply growth achieved in the United States as a result of shale drilling and oil production increases by certain other countries, including Russia and Saudi Arabia, as part of an effort to retain market share, combined with only modest demand growth in the United States and less-than-expected demand in other parts of the world, particularly in Europe and China. Although there has been a dramatic decrease in drilling activity in the industry, oil storage levels in the United States remain at historically high levels. Until supply and demand balance and the overhang in storage levels begins to decline, prices are expected to remain under pressure. To date, extensive activity in a key shale plays, mostly in the Permian Basin, have kept US production at record levels even as companies run in the red to fund growth. The duration and magnitude of the commodity price declines cannot be accurately predicted.

During 2019, oil prices ranged from a low of $46.54 per Bbl to a high of $66.30 per Bbl. The crises in the Persian Gulf, the drone attack on Saudi’s Aramco facility, and the recent killing of Iranian General Solemani will continue to exacerbate tensions in the Gulf region with consequent volatility of oil prices.

1 See Chap 2, Energy Demand and China, Monograph published by Rand Corporation https://www.rand.org/content/dam/rand/pubs/monograph_reports/MR1244/MR1244.ch2.pdf

2 https://www.bp.com/content/dam/bp/business-sites/en/global/corporate/pdfs/energy-economics/energy-outlook/bp-energy-outlook-2019-country-insight-china.pdf

3 See “Billionaire Sam Zell says he’s buying at “ridiculously low” prices in one particular sector”, published in Marketwatch, March 5, 2020.  https://www.marketwatch.com/story/billionaire-sam-zell-says-hes-investing-at-ridiculously-low-prices-in-one-particular-sector-amid-coronavirus-scare-2020-03-05?mod=mw_latestnews&link=sfmw_fb; see also “We are giving up on energy” say Jeffries analysts, wo go on to compare the beaten down sector to the ’62 Mets. https://www.marketwatch.com/story/we-are-giving-up-on-energy-says-jefferies-analysts-who-compares-beaten-down-sector-with-62-mets-2020-03-04

Recently the world has experienced an unprecedented global pandemic leading to very low oil demand while Russia and Saudi Arabia engaged in strategically increasing their oil output flooding the global market.  Currently, however, the OPEC+ nations (primarily Russia and Saudi Arabia) have agreed to stabilizing production volumes and as the world demand opens back up prices have rebounded and been fairly steady around $35/bbl for WTI and $40/bbl for Brent Crudes.  Equitable views the current market as a buying opportunity and sees the added benefit of natural gas, which in many markets is a byproduct of crude production, having upside potential as associated oil cuts pull significant natural gas out of the world market.

Assumptions of product leaving the market are evident as major oil producing states such as Texas and North Dakota see record drops in production and very little growth activity.  We believe that future demand will return, however, the timing of this recovery after the COVID-19 pandemic and the fallout of potential China and US trade war is unknown.

Many companies have slashed development budgets and are beginning to put assets on the market to service debt and shore up finances.  We believe it is an ideal time to purchase oil and natural gas properties in the US.

Our Properties

Our principal offices are located at our principal office is located at One Gateway Center, 26th Fl, Newark, New Jersey 07102. We do not currently lease or own any other real property. We intend to acquire oil and gas properties to execute on our plan with the funds raised in this Offering. See “Use of Proceeds”

RESULTS OF OPERATIONS

We have limited operating history having been incorporated only in March 2020. Since our incorporation, our management has focused on developing the plans for entering into the acquisition, reworking and drilling of oil and gas wells and hiring counsel and independent certified public accountants for the preparation of this Registration Statement. Substantial efforts will be required to acquire, rework and commence drilling of wells we bring into production which efforts will also depend our ability to hire skilled oil and gas personnel following the conclusion of this Offering. The success of this offering will dictate our future drilling program. As June 30, 2020 our cash balance is $3,824.00 as of June 30, 2020 Our assets balance is $3,824.00, our liability is $0.00, and our loss is $3,206.00.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History: Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated no revenue to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Mr. Franklin Ogele, Esq., our Chairman and CEO, who has agreed to loan us money to pay for offering costs, filing fees, and professional fees. The loan amount may not exceed $50,000.00. Loan agreement is filed as Exhibit 10.1 to this Registration Statement. As of June 30, 2020, Mr. Ogele has advanced to zero funds to us. We will need an estimated $10,000.00 to maintain our SEC registration. However, to execute on our plan, we need to raise the $14,000,000 offered herein.

LIQUIDITY AND CAPITAL RESOURCES

As June 30, 2020 our cash balance is $3,824.00; our assets balance is $3,824.00; our liability is $0.00, and our loss is $3,206.00. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $14,000,000.00 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTHS

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 50% Shares sold	If 75% Shares sold	If 100% Shares sold
Description	Fees	Fees	Fees
Gross proceeds	$7,000,000	$10,500,000.00	$14,000,000.00
SEC reporting and compliance	10,000	10,000	10,000
Working Capital / Overhead Expenses	772,500.00	$1,158,750.00	$1,545,000.00

The above figures represent only estimated costs. The estimated cost of this registration statement is $50,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Mr. Ogele our Chairman and CEO and director, has agreed to loan the Company money to complete the registration process. However, he is not under any legal obligation to fund the registration costs. The loan would be necessary if the proceeds from this offering is not sufficient to implement our business plan and maintain reporting status and quotation on the OTCBB when and if our common stocks become eligible for trading on the OTCBB. There is no due date for the repayment of the funds, if any, to be advanced by Mr. Ogele. Mr. Ogele will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Mr. Ogele our CEO and director, who has agreed to loan the company money to complete the registration process if offering proceeds are less than registration costs. The loan may not exceed $50,000.00. Loan agreement is filed as Exhibit 10.1 to this Registration Statement. Ogele’s loan for purposes of office expenses registration costs and maintaining our filings with the SEC is non-binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $10,000.00 to meet our SEC registration filings. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise the funds under this offering the Company would be forced to scale back or abandon the implementation of its twelve month plan of operations.

DESCRIPTION OF BUSINESS

New Africa Petroleum, Corp. was incorporated in the State of Delaware on March 2, 2020. We plan to engage in the drilling, acquisition, reworking, deepening  and completion of oil and natural gas properties in the United States. We may also enter into operating agreements with parties for execution of projects. Our primary focus is in the Mississippi and West and South Texas areas. We intend to interview investment partners to capitalize on current historic cheap energy property opportunities and provide equipment and  manpower to drill, workover and revitalize wells at reasonably cost efficient manner.

REVENUE

Critical Revenue Factors:

•Commodities Price Risks

•Counterparty / Customer Credit Risks

•Interest Rates Risks

We expect to derive revenue from sale of the oil and gas we produce. Since we are in the commodities business, our revenues, if any, will be exposed to Commodities Price Risk because pricing for oil and natural gas has historically been volatile and unpredictable for several years, and this volatility is expected to continue in the future. The prices we will receive in the future for our oil and natural gas production will depend on many factors outside of our control, such as the strength of the global economy. Our revenues will also be exposed to Counterparty and Customer Credit Risks because any derivative contracts we may enter into will expose us to credit risk in the event of nonperformance by a counterparty to that contract. However, we intend to will evaluate the credit standing of such counterparties as we may deem appropriate at the time we enter into such a contract. This evaluation may include reviewing a counterparty’s credit rating and latest financial information. Our principal exposure to credit risk will be through receivables resulting from the eventual sale of our oil and natural gas future production. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may adversely affect our financial results. Finally, although we currently do not have any outstanding credit facility or debt securities and are not directly subjected to interest rate risk, we may in the future incur indebtedness. At such time, we will become subject to interest rate risk.

Our Competitive Strengths

Experienced and Incentivized Management Team

We currently do not have any competitive advantage; any such competitive strength we would have in future will depend on our ability to hire skilled oil and gas personnel to join our management team and to provide them with adequate incentives to motivate their contribution to our growth.

Marketing and Pricing

We currently plan to market the majority of the eventual production from properties we will operate for both our account and the account of the other working interest owners in these properties. We currently plan to sell our production to purchasers at then current market prices. We may, however, from time to time enter into commodity hedging or derivative contracts to mitigate the risks associated with the volatility of the price of crude oil, natural gas, and natural gas liquids.

Competition

The oil and natural gas industry is highly competitive in all phases. We encounter competition from other oil and natural gas exploration and production companies in all areas of operation, including the acquisition of leases. Our competitors will include numerous independent oil and natural gas companies, financial sponsors, and individuals. Many of our competitors are large, well established companies that have substantially larger operating staffs and greater capital resources than we do. Our ability to acquire additional properties in the future will depend upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

Seasonality of Business

Weather conditions affect the demand for, and prices of, oil and natural gas. Demand for oil and natural gas has historically been higher in the fourth and first quarters of each year resulting in higher prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis.

Title to Properties

As is customary in the oil and natural gas industry, we will initially conduct a limited review of the title to our properties in connection with acquisition of leasehold acreage. At such time as we determine to conduct drilling operations on those properties, we will conduct a more thorough title examination and perform curative work with respect to significant defects prior to commencement of drilling operations. To the extent title opinions or other investigations reflect title defects on those properties, we will typically be responsible for curing any title defects at our expense. We generally will not commence drilling operations on a property until we have cured any material title defects on such property.

Prior to completing an acquisition of producing oil and natural gas leases, we perform title reviews on the most significant leases and, depending on the materiality of properties, we may obtain a title opinion, obtain an updated title review or opinion or review previously obtained title opinions. Our oil and natural gas properties are expected to be subject to customary royalty and other interests, liens for current taxes and other burdens, including rights-of-way grants and permits from public authorities and private parties.

Oil and Natural Gas Leases

We anticipate the typical oil and natural gas lease agreement covering our properties will provide for the payment of royalties to the mineral owner for all oil and natural gas produced from any wells drilled on the leased premises.

Operating Hazards and Risks

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. There can be no assurance that any of the wells we drill will be productive or that we will recover all or any portion of our investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive, but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost and timing of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including low oil and natural gas prices, title problems, unexpected drilling conditions, weather conditions, delays by project participants, compliance with governmental requirements, shortages or delays in the delivery of equipment and services and increases in the cost for such equipment and services. Our future drilling activities may not be successful and, if unsuccessful, such failure may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our operations will be subject to hazards and risks inherent in drilling for and producing and transporting oil and natural gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, craterings, pipeline ruptures and spills, any of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our properties and those of others. We will maintain insurance against some but not all of the risks described above. In particular, the insurance we will maintain does not cover claims relating to failure of title to oil and natural gas leases, loss of surface equipment at well locations, business interruption, loss of revenue due to low commodity prices or loss of revenues due to well failure. Furthermore, in certain circumstances where such insurance is available, we may determine not to purchase it due to cost or other factors. The occurrence of an event that is not covered by, or not fully covered by insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows in the period such event may occur.

REGULATORY ENVIRONMENT

Regulation of the Oil and Natural Gas Industry

Our operations are substantially affected by federal, state and local laws and regulations. In particular, natural gas production and related operations are, or have been, subject to price controls, taxes and numerous other laws and regulations. All of the jurisdictions in which we own or will operate producing oil and natural gas properties have statutory provisions regulating the development and production of oil and natural gas, including provisions related to permits for the drilling of wells, bonding requirements to drill or operate wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, sourcing and disposal of water used in the drilling and completion process, and the abandonment of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in an area, and the unitization or pooling of crude oil or natural gas wells, as well as regulations that generally prohibit the venting or flaring of natural gas, and impose certain requirements regarding the ratability or fair apportionment of production from fields and individual wells.

Failure to comply with applicable laws and regulations can result in substantial penalties. The regulatory burden on the industry increases the cost of doing business and affects profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws and regulations are frequently amended or reinterpreted. Therefore, we are unable to predict the future costs or impact of compliance. Additional proposals and proceedings that affect the oil and natural gas industry are regularly considered by Congress, the states, Federal Energy Regulatory Commission (“FERC”) and the courts. We cannot predict when or whether any such proposals may become effective.

We believe we are in substantial compliance with currently applicable laws and regulations and that continued substantial compliance with existing requirements will not have a material adverse effect on our financial position, cash flows or results of operations. However, current regulatory requirements may change, currently unforeseen environmental incidents may occur or past non-compliance with environmental laws or regulations may be discovered.

Regulation of Production of Oil and Natural Gas

The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. We own interests in properties located in Texas, which regulates drilling and operating activities by, among other things, requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandonment of wells. The laws of Texas also govern a number of conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing or density, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we will be able to produce and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing or density. Moreover, Texas imposes a production or severance tax with respect to the production and sale of oil, natural gas and NGLs within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are generally subject to the same regulatory requirements and restrictions that affect our operations.

Regulation of Sales and Transportation of Oil

Sales of oil, condensate and NGLs are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future. Our future sales of oil are affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate and access regulation. FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market-based rates may be permitted in certain circumstances.

Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates and regulations regarding access are equally applicable to all comparable shippers, we believe that the regulation of oil transportation will not affect our operations in any way that is of material difference from those of our competitors who are similarly situated.

Regulation of Transportation and Sales of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated by agencies of the U.S. federal government, primarily FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the National Gas Policy Act (“NGPA”) and culminated in adoption of the Natural Gas Wellhead Decontrol Act which removed controls affecting wellhead sales of natural gas effective January 1, 1993. The transportation and sale for resale of natural gas in interstate commerce is regulated primarily under the Natural Gas Act of 1938 (“NGA”), and by regulations and orders promulgated under the NGA by FERC. In certain limited circumstances, intrastate transportation and wholesale sales of natural gas may also be affected directly or indirectly by laws enacted by Congress and by FERC regulations.

The Energy Policy Act of 2005 (“EP Act”) is a comprehensive compilation of tax incentives, authorized appropriations for grants and guaranteed loans, and significant changes to the statutory policy that affects all segments of the energy industry. Among other matters, the EP Act amends the NGA to add an anti-market manipulation provision which makes it unlawful for any entity to engage in prohibited behavior to be prescribed by FERC, and furthermore provides FERC with additional civil penalty authority. The EP Act provides FERC with the power to assess civil penalties of up to $1,000,000 per day for violations of the NGA and increases FERC’s civil penalty authority under the NGPA from $5,000 per violation per day to $1,000,000 per violation per day. The civil penalty provisions are applicable to entities that engage in the sale of natural gas for resale in interstate commerce. On January 19, 2006, FERC issued Order No. 670, a rule implementing the anti-market manipulation provision of the EP Act, and subsequently denied rehearing. The rules make it unlawful to: (i) in connection with the purchase or sale of natural gas subject to the jurisdiction of FERC, or the purchase or sale of transportation services subject to the jurisdiction of FERC, for any entity, directly or indirectly, use or employ any device, scheme or artifice to defraud; (ii) make any untrue statement of material fact or omit to make any such statement necessary to make the statements made not misleading; or (iii) engage in any act or practice that operates as a fraud or deceit upon any person. The new anti-market manipulation rule does not apply to activities that relate only to intrastate or other non-jurisdictional sales or gathering, but does apply to activities of gas pipelines and storage companies that provide interstate services, as well as otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” gas sales, purchases or transportation subject to FERC jurisdiction, which now includes the annual reporting requirements under Order 704, described below. The anti-market manipulation rule and enhanced civil penalty authority reflect an expansion of FERC’s NGA enforcement authority.

On December 26, 2007, FERC issued Order 704, a final rule on the annual natural gas transaction reporting requirements, as amended by subsequent orders on rehearing. Under Order 704, wholesale buyers and sellers of more than 2.2 million MMBtus of physical natural gas in the previous calendar year, including natural gas producers, gatherers and marketers, are now required to report, on May 1 of each year, aggregate volumes of natural gas purchased or sold at wholesale in the prior calendar year to the extent such transactions utilize, contribute to, or may contribute to the formation of price indices. It is the responsibility of the reporting entity to determine which individual transactions should be reported based on the guidance of Order 704. Order 704 also requires market participants to indicate whether they report prices to any index publishers, and if so, whether their reporting complies with FERC’s policy statement on price reporting.

Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states onshore and in state waters. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC as a natural gas company under the NGA. Although FERC has set forth a general test for determining whether facilities perform a non-jurisdictional gathering function or a jurisdictional transmission function, FERC’s determinations as to the classification of facilities are done on a case-by-case basis. To the extent that FERC issues an order that reclassifies certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, and depending on the scope of that decision, our costs of getting gas to point of sale locations may increase.

The price at which we will sell natural gas is not currently subject to federal rate regulation and, for the most part, is not subject to state regulation. However, with regarding to our physical sales of these energy commodities, we will be required to observe anti-market manipulation laws and related regulations enforced by FERC under the EP Act and under the Commodity Exchange Act (“CEA”), and regulations promulgated thereunder by the Commodity Futures Trading Commission. The CEA prohibits any person from manipulating or attempting to manipulate the price of any commodity in interstate commerce or futures on such commodity. The CEA also prohibits knowingly delivering or causing to be delivered false or misleading or knowingly inaccurate reports concerning market information or conditions that affect or tend to affect the price of a commodity. Should we violate the anti-market manipulation laws and regulations, we could also be subject to related third-party damage claims by, among others, sellers, royalty owners and taxing authorities.

Intrastate natural gas transportation is also subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas.

Changes in law and to FERC or state policies and regulations may adversely affect the availability and reliability of firm and/or interruptible transportation service on interstate and intrastate pipelines, and we cannot predict what future action FERC or state regulatory bodies will take. We do not believe, however, that any regulatory changes will affect us in a way that materially differs from the way they would affect other natural gas producers and marketers with which we compete.

Regulation of Environmental and Occupational Safety and Health Matters

Our current and anticipated oil and natural gas development operations are and will be subject to numerous stringent federal, regional, state and local statutes and regulations governing occupational safety and health, the discharge of materials into the environment or otherwise relating to environmental protection, some of which carry substantial administrative, civil and criminal penalties for failure to comply. These laws and regulations may require the acquisition of a permit before construction, drilling or other regulated activity commences; restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and transporting through pipelines; govern the sourcing and disposal of water used in the drilling and completion process; limit or prohibit drilling activities in certain areas and on certain lands lying within wilderness, wetlands, endangered species habitat, frontier and other protected areas; require some form of remedial action to prevent or mitigate pollution from former operations such as plugging abandoned wells or closing earthen pits; establish specific safety and health criteria addressing worker protection; and impose substantial liabilities for pollution resulting from operations or failure to comply with regulatory filings. In addition, these laws and regulations may restrict the rate of production.

The following is a summary of the more significant existing environmental and occupational health and safety laws and regulations, as amended from time to time, to which our business operations are subject and for which compliance may have a material adverse impact on our capital expenditures, results of operations or financial position.

Hazardous Substances and Waste Handling

The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), also known as the “Superfund” law, and comparable state laws impose liability, without regarding to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These persons include the current and past owner or operator of the disposal site or the site where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances at the site where the release occurred. Under CERCLA, such persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. We will be able to directly control the operation of only those wells with respect to which we act as operator. Notwithstanding our lack of direct control over wells operated by others, the failure of an operator other than us to comply with applicable environmental regulations may, in certain circumstances, be attributed to us. We generate materials in the course of our operations that may be regulated as hazardous substances, but we are unaware of any liabilities for which we may be held responsible that would materially and adversely affect us.

The Resource Conservation and Recovery Act (“RCRA”) and analogous state laws, impose detailed requirements for the generation, handling, storage, treatment and disposal of nonhazardous and hazardous solid wastes. RCRA specifically excludes drilling fluids, produced waters and other wastes associated with the development or production of crude oil, natural gas or geothermal energy from regulation as hazardous wastes. However, these wastes may be regulated by the EPA or state agencies under RCRA’s less stringent nonhazardous solid waste provisions, state laws or other federal laws. Moreover, it is possible that these particular oil and natural gas development and production wastes now classified as nonhazardous solid wastes could be classified as hazardous wastes in the future. For example, from time to time various environmental groups have challenged the EPA’s exemption of certain oil and gas wastes from RCRA. A loss of the RCRA exclusion for drilling fluids, produced waters and related wastes could result in an increase in our costs to manage and dispose of generated wastes, which could have a material adverse effect on our results of operations and financial position. In addition, in the course of our operations, we generate some amounts of ordinary industrial wastes, such as paint wastes, waste solvents, laboratory wastes and waste compressor oils that may be regulated as hazardous wastes if such wastes have hazardous characteristics. Although the costs of managing hazardous waste may be significant, we do not believe that our costs in this regarding are materially more burdensome than those for similarly situated companies.

We currently do not own and operate properties that have been used for oil and natural gas development and production activities. However, if and when we acquire such properties, we will operate on the reasonable assumption that that prior operators have utilized operating and waste disposal practices that were standard in the industry at the time, hazardous substances, wastes or petroleum hydrocarbons may have been released on, under or from the properties, or on, under or from other locations, including off-site locations, where such substances have been taken for recycling or disposal. In addition, some of the properties we will acquire would have been operated by third parties or by previous owners or operators whose treatment and disposal of hazardous substances, wastes or petroleum hydrocarbons was not under our control. These properties and the substances disposed or released on, under or from them may be subject to CERCLA, RCRA and analogous state laws. Under such laws, we could be required to undertake response or corrective measures, which could include removal of previously disposed substances and wastes, cleanup of contaminated property or performance of remedial plugging or pit closure operations to prevent future contamination.

Water Discharges

The Federal Clean Water Act and comparable state laws impose restrictions and strict controls regarding the discharge of pollutants, including produced waters and other oil and natural gas wastes, into or near navigable waters. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or the state. The discharge of dredge and fill material in regulated waters, including wetlands, is also prohibited, unless authorized by a permit issued by the U.S. Army Corps of Engineers (the “Corps”). In September 2015, the EPA and the Corps issued new rules defining the scope of the EPA’s and the Corps’ jurisdiction under the Clean Water Act with respect to certain types of waterbodies and classifying these waterbodies as regulated wetlands. To the extent the rule expands the scope of the Clean Water Act’s jurisdiction, we could face increased costs and delays with respect to obtaining permits for dredge and fill activities in wetland areas. The rule has been challenged in court on the grounds that it unlawfully expands the reach of the Clean Water Act, and implementation of the rule has been stayed pending resolution of the court challenge. Obtaining permits has the potential to delay the development of oil and natural gas projects. These laws and any implementing regulations provide for administrative, civil and criminal penalties for any unauthorized discharges of oil and other substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages.

As a recent update, the EPA and Corps sent a draft rule to the Office of Management and Budget (OMB) on June 15, 2018. The OMB’s Office of Information and Regulatory Affairs (OIRA) had 90 days to review the proposed rule with other government agencies, but the rulemaking agency or agencies can extend that review indefinitely. The EPA and Corps have not released the document sent to the OMB. The proposed rule is anticipated to be published in the Federal Register by August and a Final Rule by sometime in 2020.

Pursuant to these laws and regulations, we may be required to obtain and maintain approvals or permits for the discharge of wastewater or storm water and are required to develop and implement spill prevention, control and countermeasure plans, also referred to as “SPCC plans,” in connection with on-site storage of significant quantities of oil. We believe that we maintain all required discharge permits necessary to conduct our operations, and further believe we are in substantial compliance with the terms thereof. We are currently undertaking a review of recently acquired oil properties to determine the need for new or updated SPCC plans and, where necessary, we will be developing or upgrading such plans implementing the physical and operation controls imposed by these plans, the costs of which are not expected to be substantial.

The primary federal law related specifically to oil spill liability is the Oil Pollution Act of 1990 (“OPA”), which amends and augments the oil spill provisions of the Clean Water Act and imposes certain duties and liabilities on certain “responsible parties” related to the prevention of oil spills and damages resulting from such spills in or threatening waters of the United States or adjoining shorelines. For example, operators of certain oil and natural gas facilities must develop, implement and maintain facility response plans, conduct annual spill training for certain employees and provide varying degrees of financial assurance. Owners or operators of a facility, vessel or pipeline that is a source of an oil discharge or that poses the substantial threat of discharge is one type of “responsible party” who is liable. The OPA applies joint and several liability, without regard to fault, to each liable party for oil removal costs and a variety of public and private damages. Although defenses exist, they are limited. As such, a violation of the OPA has the potential to adversely affect our operations.

Air Emissions

The federal Clean Air Act and comparable state laws restrict the emission of air pollutants from many sources, such as, for example, compressor stations, through air emissions standards, construction and operating permitting programs and the imposition of other compliance requirements. These laws and regulations may require us to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significantly increase air emissions, obtain and strictly comply with stringent air permit requirements or utilize specific equipment or technologies to control emissions of certain pollutants. Over the next several years, we may be required to incur certain capital expenditures for air pollution control equipment or other air emissions related issues. For example, in October 2015, the EPA lowered the National Ambient Air Quality Standard (“NAAQS”) for ozone from 75 to 70 parts per billion. State implementation of the revised NAAQS could result in stricter permitting requirements, delay or prohibit our ability to obtain such permits, and result in increased expenditures for pollution control equipment, the costs of which could be significant. In addition, the EPA has adopted new rules under the Clean Air Act that require the reduction of volatile organic compound emissions from certain fractured and refractured natural gas wells for which well completion operations are conducted and further require that most wells use reduced emission completions, also known as “green completions.” These regulations also establish specific new requirements regarding emissions from production-related wet seal and reciprocating compressors, and from pneumatic controllers and storage vessels. More recently, in May 2016, the EPA finalized rules regarding criteria for aggregating multiple small surface sites into a single source for air-quality permitting purposes applicable to the oil and gas industry. This rule could cause small facilities, on an aggregate basis, to be deemed a major source, thereby triggering more stringent air permitting processes and requirements. Compliance with these and other air pollution control and permitting requirements has the potential to delay the development of oil and natural gas projects and increase our costs of development, which costs could be significant. However, we do not believe that compliance with such requirements will have a material adverse effect on our operations.

Regulation of Greenhouse Gas (“GHG”) Emissions

In response to findings that emissions of carbon dioxide, methane and other GHGs present an endangerment to public health and the environment, the EPA has adopted regulations pursuant to the federal Clean Air Act that, among other things, require preconstruction and operating permits for certain large stationary sources. Facilities required to obtain preconstruction permits for their GHG emissions are also required to meet “best available control technology” standards that are being established by the states or, in some cases, by the EPA on a case-by-case basis. These regulatory requirements could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified sources. In addition, the EPA has adopted rules requiring the monitoring and reporting of GHG emissions from specified onshore and offshore oil and natural gas production sources in the United States on an annual basis, which include certain of our operations. Furthermore, in May 2016, the EPA finalized rules that establish new controls for emissions of methane from new, modified or reconstructed sources in the oil and natural gas source category, including production, processing, transmission and storage activities. The rule includes first-time standards to address emissions of methane from equipment and processes across the source category, including hydraulically fractured oil and natural gas well completions. The EPA has also announced that it intends to impose methane emission standards for existing sources as well but, to date, has not yet issued a proposal. Compliance with these rules will require enhanced record-keeping practices, the purchase of new equipment such as optical gas imaging instruments to detect leaks, and increased frequency of maintenance and repair activities to address emissions leakage. The rules will also likely require hiring additional personnel to support these activities or the engagement of third party contractors to assist with and verify compliance. These new and proposed rules could result in increased compliance costs on our operations.

While Congress has from time to time considered legislation to reduce emissions of GHGs, there has not been significant activity in the form of adopted legislation to reduce GHG emissions at the federal level in recent years. In the absence of such federal climate legislation, a number of state and regional efforts have emerged that are aimed at tracking and/or reducing GHG emissions by means of cap and trade programs. These programs typically require major sources of GHG emissions to acquire and surrender emission allowances in return for emitting those GHGs. In addition, efforts have been made and continue to be made in the international community toward the adoption of international treaties or protocols that would address global climate change issues. Most recently in April 2016, the United States was one of 175 countries to ratify the Paris Agreement, which requires member countries to review and “represent a progression” in their intended nationally determined contributions, which set GHG emission reduction goals, every five years beginning in 2020. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address GHG emissions would impact our business, any such future laws and regulations imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur costs to reduce emissions of GHGs associated with our operations. Substantial limitations on

GHG emissions could adversely affect demand for the oil and natural gas we produce. Finally, it should be noted that some scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events; if any such effects were to occur, they could have a material adverse effect on our operations.

Hydraulic Fracturing Activities

Hydraulic fracturing is an important and common practice that is used to stimulate production of oil and/or natural gas from dense subsurface rock formations. The hydraulic fracturing process involves the injection of water, proppants (a solid material designed to keep the fracture open) and chemicals under pressure into targeted subsurface formations to fracture the surrounding rock and stimulate production. We intend to regularly use hydraulic fracturing as part of our operations.

Hydraulic fracturing is typically regulated by state oil and natural gas commissions, but the EPA has asserted federal regulatory authority pursuant to the Safe Drinking Water Act (“SDWA”) over certain hydraulic fracturing activities involving the use of diesel fuels and published permitting guidance in February 2014 addressing the performance of such activities using diesel fuels.

The EPA has also issued final regulations under the federal Clean Air Act establishing performance standards, including standards for the capture of air emissions released during hydraulic fracturing, and advanced notice of proposed rulemaking under the Toxic Substances Control Act to require companies to disclose information regarding the chemicals used in hydraulic fracturing, and also finalized rules in June 2016 that prohibit the discharge of wastewater from hydraulic fracturing operations to publicly owned wastewater treatment plants. In addition, the Bureau of Land Management finalized rules in March 2015 that impose new or more stringent standards for performing hydraulic fracturing on federal and American Indian lands. In June 2016, the U.S. District Court of Wyoming struck down implementation of the Bureau of Land Management’s rules. In addition, Congress has from time to time considered legislation to provide for federal regulation of hydraulic fracturing under the SDWA and to require disclosure of the chemicals used in the hydraulic fracturing process. It is unclear how any additional federal regulation of hydraulic fracturing activities may affect our operations.

At the state level, several states have adopted or are considering legal requirements that could impose more stringent permitting, disclosure and well construction requirements on hydraulic fracturing activities. For example, in May 2013, the Railroad Commission of Texas issued a “well integrity rule,” which updates the requirements for drilling, putting pipe down and cementing wells. The rule also includes new testing and reporting requirements, such as (i) the requirement to submit cementing reports after well completion or after cessation of drilling, whichever is later, and (ii) the imposition of additional testing on wells less than 1,000 feet below usable groundwater. The well integrity rule took effect in January 2014. Local governments also may seek to adopt ordinances within their jurisdictions regulating the time, place and manner of drilling activities in general or hydraulic fracturing activities in particular. We believe that we will be following applicable standard industry practices and legal requirements for groundwater protection in our hydraulic fracturing activities. Nonetheless, if new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of development activities, and perhaps even be precluded from drilling wells.

ESA and Migratory Birds

The Endangered Species Act (“ESA”) and (in some cases) comparable state laws were established to protect endangered and threatened species. Pursuant to the ESA, if a species is listed as threatened or endangered, restrictions may be imposed on activities adversely affecting that species’ habitat. Similar protections are offered to migratory birds under the Migratory Bird Treaty Act. We may conduct operations on oil and natural gas leases in areas where certain species that are listed as threatened or endangered are known to exist and where other species, such as the sage grouse, that potentially could be listed as threatened or endangered under the ESA may exist. The U.S. Fish and Wildlife Service may designate critical habitat and suitable habitat areas that it believes are necessary for survival of a threatened or endangered species. A critical habitat or suitable habitat designation could result in further material restrictions to federal land use and may materially delay or prohibit land access for oil and natural gas development. Moreover, as a result of a settlement approved by the U.S. District Court for the District of Columbia in September 2011, the U.S. Fish and Wildlife Service is required to make a determination on listing of more than 250 species as endangered or threatened under the ESA by no later than completion of the agency’s 2017 fiscal year. Similar protections are offered to migratory birds under the Migratory Bird Treaty Act. Some time back, the federal government recently issued indictments under the Migratory Bird Treaty Act to several oil and natural gas companies after dead migratory birds were found near reserve pits associated with drilling activities. However, recently, the Trump administration made it clear this week that it is sapping the strength of a century-old law to protect birds, issuing guidance that the law would not be used as it has been to hold people or companies accountable for killing the animals. In an opinion issued Wednesday to federal wildlife police who enforce the rule, the Interior Department said, “the take [killing] of birds resulting from an activity is not prohibited by the Migratory Bird Treaty Act when the underlying purpose of that activity is not to take birds.” For example, the guidance said, a person who destroys a structure such as a barn knowing that it is full of baby owls in nests is not liable for killing them. “All that is relevant is that the landowner undertook an action that did not have the killing of barn owls as its purpose,” the opinion said.

The MBTA will no longer apply even after a catastrophic event such as the Deepwater Horizon oil spill that destroyed or injured up to a million birds. After an oil spill, Interior would pursue penalties under the Natural Resources Damage Assessment program that is not specific to birds. In the past, “the department has pursued MBTA claims against companies responsible for oil spills that incidentally killed or injured migratory birds. That avenue is no longer available.”

Nevertheless, the identification or designation of previously unprotected species as threatened or endangered in areas where underlying property operations are conducted could cause us to incur increased costs arising from species protection measures or could result in limitations on our development activities that could have an adverse impact on our ability to develop and produce reserves. If we were to have a portion of our leases designated as critical or suitable habitat, it could adversely impact the value of our leases, although at the moment, it is unlikely.

OSHA

We are subject to the requirements of the Occupational Safety and Health Act (“OSHA”) and comparable state statutes whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the Emergency Planning and Community Right-to-Know Act and comparable state statutes and any implementing regulations require that we organize and/or disclose information about hazardous materials used or produced in our operations and that this information be provided to employees, state and local governmental authorities and citizens. We believe that we are in substantial compliance with all applicable laws and regulations relating to worker health and safety.

Related Permits and Authorizations

Many environmental laws require us to obtain permits or other authorizations from state and/or federal agencies before initiating certain drilling, construction, production, operation or other oil and natural gas activities, and to maintain these permits and compliance with their requirements for on-going operations. These permits are generally subject to protest, appeal or litigation, which can in certain cases delay or halt projects and cease production or operation of wells, pipelines and other operations.

We may experience material adverse effect from compliance with environmental requirements.

Related Insurance

We anticipate maintaining certain types of insurance against some risks associated with above or underground contamination that may occur as a result of our development activities. However, this type of insurance is limited to activities at the well site and there can be no assurance that such insurance will continue to be commercially available or that this insurance will be available at premium levels that justify its purchase by us. The occurrence of a significant event that is not fully insured or indemnified against could have a materially adverse effect on our financial condition and operations. Further, we do not anticipate procuring coverage for gradual, long-term pollution events.

Employees

We have no employee. Following the conclusion of this Offering, we intend to hire a skilled oil and gas personnel who will be responsible for the following: supervision of all areas of the Company’s engineering projects, including drilling and completions; identification of oil and gas opportunities in the Mississippi and West and South Texas areas and supervision of preparation of reservoir and production reports and schedules, including project financials, Capex planning, review of oil and  gas leases and other such technical information for Investor Relations.

Website Access

We have no website.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, SIGNIFICANT EMPLOYEES,  PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Franklin Ogele, Esq. One Gateway Center, 26th Fl Newark, NJ 07102	66	Chairman/CEO, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Franklin Ogele, Esq. is Chairman/CEO, Treasurer, Secretary and Director since our incorporation on March 2, 2020. Mr. Ogele owns 7,030,000 of the outstanding shares of our common stock. Franklin Ogele is an attorney and businessman. During the past five (5) years, Mr. Ogele has practiced law with Franklin Ogele, P.A. a securities law firm. Additionally, during and since the past five (5) years, Mr. Ogele has served as President of Phoenix Realty, Inc. and Summit Terminal LLC, both real estate companies and BlackBook Capital Inc., a former FINRA member firm. Franklin is admitted to practice law in New York & New Jersey and the US Southern District Court of New York & New Jersey Federal Court.

Except as disclosed below, during the past ten years, Mr. Ogele has not been the subject to any of the following events:

1.Any bankruptcy petition filed by or against any business of which Mr. Ogele was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Ogele involvement in any type of business, securities or banking activities.

4.Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Franklin Ogele is the President of Phoenix Realty, Inc. and a Member of Summit Terminal LLC which sought Chapter 11 Bankruptcy protection in 2019 in regard to certain real estate transaction. Phoenix Realty, Inc. had provided corporate guarantee in connection with the purchase by Summit Terminal LLC of certain property in Myrtle Beach, South Carolina. Phoenix Realty, Inc. and Summit Terminal LLC, sought protection under Chapter 11 of the Bankruptcy Code to protect the equity in the property. Franklin Ogele believes the matter will be resolved with refinancing of the property. See In Re: Phoenix Realty, Inc./ Summit Terminal LLC, United States Bankruptcy Court, District of New Jersey, See In Re Phoenix Realty, Inc., and In Re: Summit Terminal LLC Docket Nos. 19-23949 (SLM) and 19-2394, United States Bankruptcy Court, District of New Jersey, dismissed and refiled as In Re: In the Matter of Summit Terminal LLC, United States Bankruptcy Court, District of South Carolina, Docket No. 20-00093-jw.

In June 2018, Mr. Ogele, in connection with his role as Chief Compliance Officer of BlackBook Capital, Inc., a former FINRA member firm, entered into an Acceptance Waiver and Consent Letter with FINRA pursuant to which Mr. Ogele was fined $5,000.00 and suspended for 45 days in any principal capacity beginning June 4, 2018 through July 18, 2018 in regard to alleged failure on the part of Mr. Ogele to properly supervise a registered stockbroker of BlackBook Capital. Mr. Ogele had withdrawn his registration as an associated person of a broker-dealer in or about June 2016, prior to the FINRA action.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Delaware General Corporation Law. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Franklin Ogele, Esq.; Mr. Ogele does not qualify as independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

We currently do not have any executive compensation or benefits, such as health or life insurance. We may reimburse Franklin Ogele, Esq. for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 2, 2020 through June 30, 2020:

Summary Compensation Table

Name and				Stock	Option	Non-Equity Incentive	All Other
Principal's		Salary	Bonus	Awards	Awards	Plan Compensation	Compensation
Position	Period	($)	($)	($)	($)	($)	($)

Franklin Ogele	03/02/20 to
Chairman / CEO	06/30/20	-0-	-0-	-0-	-0-	-0-	-0-

Mr. Ogele currently devotes approximately ten hours per week to manage the affairs of the Company at no salary until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation.

Director Compensation

The following table sets forth director compensation for the period From Inception (March 2, 2020) to June 30, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Franklin Ogele, Esq.	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than Mr. Ogele’s purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Ogele, directly or indirectly, from the Company.

On March June 30, 2020 we issued a total of 7,030,000 shares of restricted common stock to Franklin Ogele, Esq., our sole officer and director in consideration of $7,030.00. Mr. Ogele has agreed to loan us up to $50,000.00 for the expenses of this Offering. The Loan Agreement is interest free; has no repayment date and is filed herein as Exhibit 10.1 to this Registration Statement. As of June 30, 2020 Franklin Ogele, Esq. has advanced zero funds to us. If Mr. Ogele advanced any funds to us, he will be repaid from the proceeds of this offering. However, there is no assurance that we will ever generate sufficient revenues from our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Issued and Outstanding Stock
Common Stock	Franklin Ogele, Esq. One Gateway Center, 26th Fl, Newark, NJ 07102	7,030,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of June 30, 2020, there were 7,030,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 7,030,000 shares of common stock held by Mr. Ogele, were issued, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 2,000,000 shares of our common stock for sale at the price of $7.00 per share.

This is a self-underwritten "best efforts" offering by our officers and directors; we may offer the shares through  broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"). As of the date of this Registration Statement, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. Sales commission will be paid to broker-dealers We estimate that such incentive compensation or commission to broker-dealers will be about 10% of the gross offering. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. In offering Shares on our behalf, our executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

•execute and deliver a subscription agreement; and

•deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “NEW AFRICA PETROLEUM, CORP.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our Certificate of Incorporation provides for authorized shares of 100,000,000 common stock, $0.001 par value. As of June 30, 2020 there were 7,030,000 shares of our common stock issued and outstanding those were held by our shareholders of record and no shares of preferred stock issued and outstanding. See “Security Ownership of Certain Beneficial Owners and Management”.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Our Certificate of incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer or employee of the company.  The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of  1934  or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. The forum selection provisions herein does not apply to actions arising under the  Securities Act or the Exchange Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Registration Statement, no expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with New Africa Petroleum, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

BC Borgers CPA PC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. BC Borgers CPA PC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRMF-1

BALANCE SHEETF-2

STATEMENT OF OPERATIONSF-3

STATEMENT OF STOCKHOLDER EQUITYF-4

STATEMENT OF CASH FLOWSF-5

NOTES TO THE AUDITED FINANCIAL STATEMENTSF-6

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of New Africa Petroleum, Corp.

Opinion on the Financial Statements

We have audited the accompanying  balance sheet of New Africa Petroleum, Corp. (the "Company") as of June 30, 2020, the related statement of operations, stockholders' equity (deficit), and cash flows for the period March 2, 2020 (Inception) through June 30, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period March 2, 2020 (Inception) through June 30, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

July 10, 2020

NEW AFRICA PETROLEUM, CORP
AUDITED BALANCE SHEET
As of June 30, 2020
ASSETS
Current Assets
Cash and cash equivalents	$3,824

Total Assets	$3,824

LIABILITIES & SHAREHOLDER'S EQUITY
Current Liabilities
Accrued Liabilities	$0
Due to Related Party	$0
Total Liabilities	$0
Long term Liabilities
Long term debt	$0
Total Liabilities	$0

STOCKHOLDER'S EQUITY
Common Stock, 0.001 par value,
100,000,000 authorized, 7,030,000
Issued and outstanding	$7,030
Additional Paid In Capital	$0
Accumulated Deficit	$(3,206)
Total Stockholders’ Equity	$3,824

Total Liabilities and Stockholder’s Equity	$3,824

The accompanying notes are an integral part of these financial statements

NEW AFRICA PETROLEUM, CORP
AUDITED STATEMENT OF OPERATIONS
FROM MARCH 2, 2020 THRU JUNE 30, 2020
For the period ended June 30, 2020
Revenues	$-
Cost of Revenue	$-
Gross Profit	-

Professional fee	$3,000
Legal Fee	$-
Operating Expenses	$206
Loss Before Income Taxes	(3,206)

Income Tax Expense	$0

Net Loss	$(3,206)

Loss per Share- Basic	(0.0005)
Weighted Average Shares-
Basic and Diluted	7,030,000

The accompanying notes are an integral part of these financial statements

NEW AFRICA PETROLEUM CORP
STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
FOR THE PERIOD FROM INCEPTION (MARCH 2, 2020) TO JUNE 30, 2020

		COMMON		TOTAL
		STOCK	ACCUMULATED	STOCKHOLDERS'
	SHARES	AMOUNT	DEFICIT	EQUITY

Balance as of
3/2/2020	0	0	0	0

Issuance of
Common Stock	7,030,000	$7,030	$0	$7,030

Net Loss			$3,206	$3,206

Balance as of June 30, 2020	7,030,000	$7,030	$3,206	$3,824

The accompanying notes are an integral part of these financial statements

		NEW AFRICA PETROLEUM, CORP
	STATEMENT OF CASH FLOWS
	FOR THE PERIOD FROM INCEPTION (MARCH 2, 2020)
	TO JUNE 30, 2020

Net Loss		$-3,206

Adjustments to reconcile net loss to net cash
used in operating activities:

Accounts Payable		0

		-3,206
Net cash used in operating activities

CASH FLOWS FROM INVESTING ACTIVITIES		0

CASH FLOWS FROM FINANCING ACTIVITIES
Common Shares Issued for Cash		7,030
Related Party Receivable		0
Paid in Capital In Excess of Par		0
Net Cash Provided by Financing Activities		0
Cash and Cash Equivalents, beginning of period		7,030

Cash and cash equivalents, end of period		3,824

SUPPLEMENTAL DISCLOSURES:

Interest Paid		0
Taxes Paid		0

The accompanying notes are an integral part of these financial statements

NEW AFRICA PETROLEUM, CORP

Notes to the Audited Financial Statements

For the period from March 2, 2020 (Inception) through JUNE 30, 2020

Note 1 – Organization and Description of Business

NEW AFRICA PETROLEUM, CORP  (the Company) was incorporated under the laws of the State of Delaware on March 2, 2020. The Company has been in the developmental stage since its inception. The Company is engaged in oil and gas business.

The Company has elected December 31st as its year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 inputs are quoted (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for asset or liability, either directly or indirectly.

Level 3 inputs are observable input for asset or liability. The carrying amount of financial assets such as cash approximate their fair values because of short maturity of these assets.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and promissory notes payable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash balances with a high-credit-quality financial institution.

The following table depicts the composition of the Company’s cash and cash equivalents as of June 30, 2020:

June 30, 2020

Deposits placed with banks	$3,824
Total cash and cash equivalents	$3,824

Concentration of Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 30, 2020.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in ASC Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and employees in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company did not have any stock-based compensation plans in effect at June 30, 2020. The Company’s stock-based compensation for the period from March 2, 2020 (inception) through June 30, 2020 was $0.00.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2020 and, thus, anti-dilution issues are not applicable.

Recent Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In August 2018, the FASB issued ASU 2018-14, regarding ASC Topic 820, Fair Value Measurement. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company will evaluate the impact of this standard on its financial statements.

In May 2019, the FASB issued ASU 2019-05, regarding ASC 326, Financial Instruments – Credit Losses. For entities that have not yet adopted the amendments in Update 2016-13, the effective date and transition methodology for the amendments in this Update are the same as in Update 2016-13. In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) (“ASU 2016-13”), which will change the impairment model for most financial assets and require additional disclosures. The amended guidance requires financial assets that are measured at amortized cost be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets. The amended guidance also requires us to consider historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount in estimating credit losses. The Company will evaluate the impact of this standard on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has sustained operating losses since its inception and has yet to establish any sources of revenue sufficient to sustain its current operations. At June 30, 2020, the Company had a working capital of $3,824  and an accumulated deficit of $3,206.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise additional capital from either the issuance of debt or sale of its common stock. Management plans to fund operating expenses with related party contributions to capital. However, there can be no assurance that management will be successful in executing its plan.

NOTE 4 – INCOME TAXES

Reconciliation of the income tax expense / (benefit) computed at the U.S. Federal income tax rate to the Company’s reported income tax expense / (benefit) for the period ended June 30, 2020 is as follows:

For the period from inception to June 30, 2020
Profit / (loss) from operations before income tax	$(3,206)
Income tax rate	21%
Income tax expense at the U.S Federal tax	$(663)
Adjustments to derive effective tax rate:
State and local net of federal benefit	-
Non-deductible stock bases compensation	-
Other non-deductible expenses	-
Non allowable carryover of losses	133
Valuation allowance	$530
Income tax (benefit) / expenses	$-

The ultimate realization of deferred tax assets depends primarily on the Company’s ability to generate sufficient timely future income of the appropriate character in the appropriate taxing jurisdiction.

At June 30, 2020, Company has no unrecognized tax benefits.

The following tables set forth the components of deferred income taxes as of June 30, 2020:

June 30, 2020

Deferred tax assets:
Net operating loss carryforwards	3,206
Less: valuation allowance	(3,206)
Total deferred tax asset	$–

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“TCJA”), which instituted fundamental changes to the taxation of corporations, including a reduction the U.S. corporate income tax rate to 21% beginning in 2018.

As of June 30, 2020, the Company had federal, state, and local net operating loss carryforwards of approximately $3,206 that are available to offset future liabilities for income taxes. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years. The federal and state net operating loss carryforwards expire at various dates through 2038.

The Company is currently not subject to examination in federal, state, and local jurisdictions in which the Company conducts its operations and files tax returns.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

NOTE 5 – PROMISSORY NOTE PAYABLE

The Company entered into a Loan Agreement with Franklin Ogele, Chairman/CEO/Director, pursuant to which Ogele would provide up to $50,000.00 in advances to the Company. The loan is interest free and has no repayment date. As of June 30, 2020, Ogele has not advanced any funds to the Company from the Loan Agreement.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company estimates loss contingencies in accordance with FASB ASC 450-20, Loss Contingencies, which states that a loss contingency shall be accrued by a charge to income if both of the following conditions are met: (i) information available before the financial statements are issued or are available to be issued indicates that it is probable that a liability had been incurred at the date of the financial statements and (ii) the amount of loss can be reasonably estimated. The Company has not made any adjustments for loss contingencies to the accompanying financial statements as of June 30, 2020.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares of Common Stock with a par value of $0.0001. There were 7,030,000 shares of Common Stock issued as of June 30, 2020 to Franklin Ogele, CEO and Director.

The Company does not have any potentially dilutive instruments as of June 30, 2020 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of the Company’s common stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common stock does not have cumulative voting rights, nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to June 30, 2020 to the date these consolidated financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

ITEM 16. EXHIBITS

Exhibit

NumberDescription of Exhibit

3.1Original Certificate of Incorporation as filed on July 13, 2020

3.2Bylaws of New Africa Petroleum Corp as filed on July 13, 2020

5.1Opinion of Franklin Ogele, Esq. as to the legality of securities registered as filed on July 13, 2020 (1)

10.1Loan Agreement dated June 30, 2020 as filed on July 13, 2020

10.4Form of Subscription Agreement as filed on July 13, 2020

23.1Consent of Independent Certified Public Accounting Firm as filed as filed on July 13, 2020

(1)   Includes Consent of Counsel

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at One Gateway Center, 26th Fl, Newark, New Jersey 07102 on September 14, 2020.

.

NEW AFRICA PETROLEUM, CORP.

By:	/s/ Franklin Ogele, Esq.
	Name:	Franklin Ogele, Esq.
	Title:	Director, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Franklin Ogele
Franklin Ogele, Esq.	Director and CEO (Principal Executive, Financial and Accounting Officer)	September 14, 2020.